UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

ZST DIGITAL networks, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34488	20-8057756
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

ITC Kung Kuan

No. 206 Tongbai Road,

3rd Floor, No.2 Building,

Zhengzhou City, Henan Province

People’s Republic of China 450007

(Address of Principal Executive Offices)

(86) 371-6771-6850

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 26, 2012, BDO China Dahua CPA Co., Ltd. (f/k/a BDO China Li Xin Da Hua CPA Co., Ltd.) (“BDO”) informed ZST Digital Networks, Inc. (the "Company") of its decision to resign as the Company's independent registered public accounting firm, effective immediately. The Audit Committee of the Company’s Board of Director accepted BDO’s resignation as the Company’s independent registered public accounting firm. In its resignation letter, BDO stated the following, among other things:

“In consideration of the agreed upon procedures we completed on December 20, 2011 for the cash verification requested by NASDAQ, which including visiting in person of the bank, physically observing bank employees printing bank statements, etc., we planned a more simple procedure to confirm the bank balance; but the Company refused and insisted we follow the process the Company had arranged.”

“On March 6, 2012, the Company informed us that the bank account with the largest balance as of December 31, 2011 was closed on February 24, 2012 and the balance on this bank account was transferred to a new account in another bank. The balance as of December 31, 2011 on the former bank account was no longer available for confirmation as we previously requested.”

“The restrictions placed on us by the Company had substantially limited our work scope and we determined were severe enough that caused us from being able to complete the December 31, 2011 audit. Therefore, we must resign as auditor of the Company. In addition, the restrictions on the audit procedures could indicate a probability that there were material errors in previously issued financial statements. As a result of the restriction and work scope limitation, we are unable to rely on the Company’s management’s representations as they related to previously issued financial statements.”

A copy of the resignation letter was hereby furnished as Exhibit 99.1 and incorporated herein by reference.

The Company believes that it was taking appropriate steps in responding to BDO’s request prior to the resignation of BDO and the reasons for BDO’s resignation as stated in its resignation letter are not warranted. However, BDO does not agree with the Company’s assertion in this regard.

Other than the issues disclosed above, during the Company’s two most recent fiscal years ended December 31, 2011 and 2010 and during the subsequent interim period through March 26, 2012, there were (1) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

BDO’s report on the Company’s financial statements as of and for the fiscal year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of this disclosure on March 30, 2012, requesting BDO to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements contained herein. A letter from BDO dated March 30, 2012 is attached as Exhibit 16.1 to this current report.

As of the date of this Form 8-K, the Audit Committee of the Company's Board of Directors has not retained a new independent registered public accounting firm. The Company is currently in the process of selecting its new independent registered public accounting firm, and will file a subsequent Current Report on Form 8-K when the selection is made.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 26, 2012, the Company was informed by BDO that BDO can no longer support its opinion dated March 3, 2011 related to its audit of the Company’s consolidated financial statements for the year ended December 31, 2010 contained in the Form 10-K filed with the SEC on March 4, 2011 because of the matters described in this Report under Item 4.01. The Company’s Chief Executive Officer was authorized by the Audit Committee to discuss these matters with BDO and did so.

The Company provided BDO with a copy of the disclosures it is making in this Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of BDO’s letter dated March 30, 2012 is filed as Exhibit 16.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
16.1	Letter from BDO, dated March 30, 2012.
99.1	BDO resignation letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Date: March 30, 2012

/s/ Bo Zhong

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from BDO, dated March 30, 2012.
99.1	BDO resignation letter